Nature's Sunshine Reports Third Quarter 2022 Results

LEHI, Utah – November 3, 2022 – Nature’s Sunshine Products, Inc. (Nasdaq: NATR) (Nature’s Sunshine), a leading natural health and wellness company of high-quality herbal and nutritional products, reported financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Summary vs. Same Year-Ago Quarter

•Net sales were $104.5 million compared to $114.7 million (down 2% in constant currency).
•GAAP net income was $0.2 million, or $0.00 per diluted common share, compared to $5.5 million, or $0.24 per diluted common share.
•Adjusted EBITDA was $6.8 million compared to $12.9 million.

Management Commentary

“Despite unprecedented external headwinds, we delivered third quarter sales of $105 million on a reported basis, or $112 million when removing the impact of foreign exchange,” said CEO Terrence Moorehead. “The resilience of our portfolio was on full display, where despite the macroeconomic challenges, we were only down 2% versus prior year on a constant dollar basis and year-to-date, sales were actually up 3% in local currency. Both measures reflect the underlying strength of our business”

“The current environment represents a unique challenge as inflation and volatile foreign exchange has dramatically increased cost of goods, negatively impacting third quarter gross margins by as much as 300 basis points. We are meeting these challenges head-on by committing to gross savings of $10 - $12 million from Gross Margin and SG&A savings. The key savings initiatives will be launched over the next 18 months. We will continue to navigate this unique period of volatility and uncertainty, bolstered by our strong balance sheet and team of experts on the ground.”

Third Quarter 2022 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$47,878	$48,417	(1.1)%	$(6,307)	11.9%
Europe	19,328	21,813	(11.4)	(1,166)	(6.0)
North America	31,504	37,738	(16.5)	(89)	(16.3)
Latin America and Other	5,796	6,778	(14.5)	(81)	(13.3)
	$104,506	$114,746	(8.9)%	$(7,643)	(2.3)%

Net sales in the third quarter were $104.5 million compared to $114.7 million in the same year-ago quarter. Excluding impact from foreign exchange rates, net sales in the third quarter of 2022 decreased 2.3% compared to the year-ago quarter.

Gross profit margin in the third quarter was 71.6% compared to 74.4% in the year-ago quarter. The decline was driven by changes in market mix, increases in material, production, transportation and distribution costs, as well as changes in exchange rates.

Volume incentives as a percentage of net sales were 31.6% compared to 31.2% in the year-ago quarter. The increase is primarily due to changes in market mix.

Selling, general and administrative expenses ("SG&A") in the third quarter were $36.8 million compared to $39.5 million in the year‐ago quarter. Reduced service fees in China and current year compensation costs more than offset higher costs associated with the implementation of business transformation and sales growth initiatives in some markets and an increase in planned events and travel-related costs. As a percentage of net sales, SG&A expenses were 35.2% for the third quarter of 2022 compared to 34.4% in the year-ago quarter.

Operating income in the third quarter was $5.0 million, or 4.8% of net sales, compared to $10.0 million, or 8.7% of net sales, in the year-ago quarter.

Other loss, net, in the third quarter of 2022 was a loss of $2.3 million compared to a loss of $0.9 million in the third quarter of 2021. Other loss, net, primarily consists of foreign exchange losses as a result of net changes in foreign currencies mostly in Asia, Europe and Latin America. The provision for income taxes was $2.5 million in the third quarter of 2022 compared to $3.7 million for the year-ago quarter.

GAAP net income attributable to common shareholders was $0.1 million, or $0.00 per diluted common share, compared to $4.9 million, or $0.24 per diluted common share, in the third quarter of 2021. Net income attributable to NSP China decreased to $0.6 million, or $0.03 per diluted common share, for the third quarter of 2022, compared to $3.0 million, or $0.15 per diluted common share, for the third quarter of 2021.

Non-GAAP net loss attributable to common shareholders in the third quarter of 2022 was $1.1 million, or $0.06 per diluted common share, compared to non-GAAP net income of $4.1 million, or $0.21 per diluted common share, in the prior year period. Non-GAAP net income (loss), which is a non-GAAP financial measure, is defined here as net income (loss) from continuing operations before less-frequent items including, among other things, value-added-tax (VAT) refunds. A reconciliation of Non-GAAP net income (loss) to GAAP net income (loss) is provided in the attached financial tables.

Adjusted EBITDA was $6.8 million in the third quarter of 2022 compared to $12.9 million in the third quarter of 2021. The decrease was driven primarily by the aforementioned decrease in gross profit. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income (loss) from continuing operations before taxes, depreciation, amortization, and other income (loss) adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of net income (loss) to Adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow

Net cash used by operating activities was $2.9 million for the nine months ended September 30, 2022, compared to $20.3 million provided in the prior year period. Capital expenditures during the nine months ended September 30, 2022 totaled $4.7 million compared to $4.6 million in the comparable period of 2021. During the nine months ended September 30, 2022, the Company repurchased 834,000 shares at a total cost of $12.9 million. As of September 30, 2022, the Company had cash and cash equivalents of $57.0 million and $1.5 million of debt.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter of 2022 results.

Date: Thursday November 3, 2022
Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-888-394-8218
International dial-in number: 1-323-701-0225
Conference ID: 5371897

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the Events section of the Nature’s Sunshine website here.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 17, 2022.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 5371897

About Nature’s Sunshine Products

Nature’s Sunshine Products (Nasdaq: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. Additional information about the company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans, strategies and financial results, including expected improvement in gross profit and gross margin. All statements (other than statements of historical fact) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•extensive government regulations to which the Company’s products, business practices and manufacturing activities are subject;
•registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;
•legal challenges to the Company’s direct selling program or to the classification of its independent consultants;
•laws and regulations regarding direct selling may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;
•liabilities and obligations arising from improper activity by the Company’s independent consultants;
•product liability claims;
•impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;

•the Company’s ability to attract and retain independent consultants;
•the loss of one or more key independent consultants who have a significant sales network;
•the Company’s joint venture for operations in China with Fosun Industrial Co., Ltd.;
•the effect of fluctuating foreign exchange rates;
•failure of the Company’s independent consultants to comply with advertising laws;
•changes to the Company’s independent consultants compensation plans;
•geopolitical issues and conflicts;
•adverse effects caused by the ongoing coronavirus pandemic;
•negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;
•risks associated with the manufacturing of the Company’s products;
•supply chain disruptions, manufacturing interruptions or delays, or the failure to accurately forecast customer demand;
•failure to timely and effectively obtain shipments of products from our manufacturers and deliver products to our independent consultants and customers;
•world-wide slowdowns and delays related to supply chain, ingredient shortages and logistical challenges;
•uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;
•changes in tax laws, treaties or regulations, or their interpretation;
•cybersecurity threats and exposure to data loss;
•the storage, processing, and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;
•reliance on information technology infrastructure; and
•the sufficiency of trademarks and other intellectual property rights.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning non-GAAP net income (loss), Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations.

We utilize the non-GAAP measures of non-GAAP net income (loss) and Adjusted EBITDA in the evaluation of our operations and believe that these measures are useful indicators of our ability to fund our business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of our operating performance.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We have included a reconciliation of net income to Adjusted EBITDA, the most comparable GAAP measure. We have also included a reconciliation of GAAP net income (loss) to Non-GAAP net income (loss) and Non-GAAP Adjusted EPS, in the attached financial tables.

Net sales in local currency removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Investor Relations:

Gateway Group, Inc.
Cody Slach
1-949-574-3860
NATR@gatewayir.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$104,506	$114,746	$319,161	$326,145
Cost of sales	29,632	29,419	93,563	84,861
Gross profit	74,874	85,327	225,598	241,284

Operating expenses:
Volume incentives	33,070	35,793	99,241	105,491
Selling, general and administrative	36,792	39,528	114,281	108,666
Operating income	5,012	10,006	12,076	27,127
Other loss, net	(2,281)	(886)	(3,037)	(2,290)
Income before provision for income taxes	2,731	9,120	9,039	24,837
Provision for income taxes	2,531	3,662	10,573	8,433
Net income (loss)	200	5,458	(1,534)	16,404
Net income attributable to noncontrolling interests	110	600	810	990
Net income (loss) attributable to common shareholders	$90	$4,858	$(2,344)	$15,414

Basic and diluted net income (loss) per common share:

Basic earnings (loss) per share attributable to common shareholders	$—	$0.24	$(0.12)	$0.77

Diluted earnings (loss) per share attributable to common shareholders	$—	$0.24	$(0.12)	$0.76

Weighted average basic common shares outstanding	19,198	19,894	19,384	19,896
Weighted average diluted common shares outstanding	19,482	20,375	19,384	20,292

Dividends declared per common share	$—	$—	$—	$1.00

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$56,984	$86,184
Accounts receivable, net of allowance for doubtful accounts of $673 and $143, respectively	9,977	8,871
Inventories	67,603	60,852
Prepaid expenses and other	8,237	8,760
Total current assets	142,801	164,667

Property, plant and equipment, net	47,354	50,857
Operating lease right-of-use assets	16,541	18,349
Investment securities - trading	692	964
Deferred income tax assets	7,011	13,590
Other assets	9,109	10,447
Total assets	$223,508	$258,874

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,475	$9,702
Accrued volume incentives and service fees	21,177	23,131
Accrued liabilities	24,856	31,600
Deferred revenue	1,460	3,694
Related party notes payable	—	302
Income taxes payable	3,582	2,647
Current portion of operating lease liabilities	4,065	4,350
Current portion of note payable	1,272	1,244
Total current liabilities	63,887	76,670

Liability related to unrecognized tax benefits	213	—
Long-term portion of operating lease liabilities	14,474	15,919
Long-term note payable	216	1,174
Deferred compensation payable	692	964
Deferred income tax liabilities	1,218	1,566
Other liabilities	1,054	1,177
Total liabilities	81,754	97,470

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 19,166 and 19,724 shares issued and outstanding, respectively	121,242	133,382
Retained earnings	32,681	35,025
Noncontrolling interest	4,012	3,202
Accumulated other comprehensive loss	(16,181)	(10,205)
Total shareholders’ equity	141,754	161,404
Total liabilities and shareholders’ equity	$223,508	$258,874

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,534)	$16,404
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for doubtful accounts	1,017	—
Depreciation and amortization	8,112	8,276
Non-cash lease expense	3,859	4,043
Share-based compensation expense	1,934	2,957
Loss on sale of property, plant and equipment	—	24
Deferred income taxes	5,967	2,891
Purchase of trading investment securities	(26)	(30)
Proceeds from sale of trading investment securities	102	175
Realized and unrealized gains (losses) on investments	195	(62)
Foreign exchange losses	2,938	2,483
Changes in assets and liabilities:
Accounts receivable	(3,233)	(2,054)
Inventories	(10,809)	(10,771)
Prepaid expenses and other current assets	(116)	(1,787)
Other assets	368	(267)
Accounts payable	(1,626)	421
Accrued volume incentives and service fees	(253)	2,750
Accrued liabilities	(5,172)	(1,646)
Deferred revenue	(2,040)	(551)
Lease liabilities	(3,692)	(4,170)
Income taxes payable	1,201	1,316
Liability related to unrecognized tax benefits	213	(87)
Deferred compensation payable	(271)	(34)
Net cash provided by (used in) operating activities	(2,866)	20,281
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(4,730)	(4,626)
Net cash used in investing activities	(4,730)	(4,626)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of cash dividends	—	(19,858)
Principal payments of long-term debt	(931)	(1,001)
Proceeds from revolving credit facility	31,538	—
Principal payments of revolving credit facility	(31,538)	—
Principal payments of related party borrowing	(300)	(600)
Payments related to tax withholding for net-share settled equity awards	(1,129)	(2,016)
Repurchase of common stock	(12,945)	(6,000)
Net cash used in financing activities	(15,305)	(29,475)
Effect of exchange rates on cash and cash equivalents	(6,299)	(2,714)
Net decrease in cash and cash equivalents	(29,200)	(16,534)
Cash and cash equivalents at the beginning of the period	86,184	92,069
Cash and cash equivalents at the end of the period	$56,984	$75,535
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$3,386	$4,431
Cash paid for interest	195	156

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$200	$5,458	$(1,534)	$16,404
Adjustments:
Depreciation and amortization	2,661	2,735	8,112	8,276
Share-based compensation expense	593	886	1,934	2,957
Other loss, net*	2,281	886	3,037	2,290
Provision for income taxes	2,531	3,662	10,573	8,433
Other adjustments (1)	(1,430)	(687)	1,877	(512)
Adjusted EBITDA	$6,836	$12,940	$23,999	$37,848

(1) Other adjustments
Impact of Russia/Ukraine war	$(750)	$—	$2,300	$—
Restructuring and other related expenses	130	—	387	—
Capital allocation and other expenses	—	90	—	265
VAT refunds	(810)	(777)	(810)	(777)
Total adjustments	$(1,430)	$(687)	$1,877	$(512)

* Other loss, net is primarily comprised of foreign exchange (gains) losses, interest income, and interest expense.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO
NON-GAAP NET INCOME (LOSS) and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$200	$5,458	$(1,534)	$16,404
Adjustments:
Impact of Russia/Ukraine war	(750)	—	2,300	—
Restructuring and other related expenses	130	—	387	—
Capital allocation and other expenses	—	90	—	265
VAT Refund	(810)	(777)	(810)	(777)
Tax impact of adjustments	287	(22)	(672)	(66)
Total adjustments	(1,143)	(709)	1,205	(578)
Non-GAAP net income (loss)	$(943)	$4,749	$(329)	$15,826

Reported income (loss) attributable to common shareholders	$90	$4,858	$(2,344)	$15,414
Total adjustments	(1,143)	(709)	1,205	(578)
Non-GAAP net income (loss) attributable to common shareholders	$(1,053)	$4,149	$(1,139)	$14,836

Basic income (loss) per share, as reported	$—	$0.24	$(0.12)	$0.77
Total adjustments, net of tax	(0.06)	(0.04)	0.06	(0.03)
Basic income (loss) per share, as adjusted	$(0.06)	$0.20	$(0.06)	$0.74

Diluted income (loss) per share, as reported	$—	$0.24	$(0.12)	$0.76
Total adjustments, net of tax	(0.06)	(0.03)	0.06	(0.03)
Diluted income (loss) per share, as adjusted	$(0.06)	$0.21	$(0.06)	$0.73